Exhibit 99.2

news release
www.pplnewsroom.com

Contacts:	For news media: Ryan Hill, 610-774-5997
For financial analysts: Andy Ludwig, 610-774-3389

PPL Corporation launches process to sell U.K. business, reposition itself as U.S.-focused utility company

Planned sale process follows comprehensive strategic review; expected to unlock shareowner value and strengthen focus on U.S. growth

ALLENTOWN, Pa. (Aug. 10, 2020) – PPL Corporation (NYSE: PPL) announced today that it is initiating a formal process to sell its U.K. utility business in order to position PPL as a purely U.S.-focused utility holding company and create additional shareowner value. The decision to proceed with the sale process follows a comprehensive strategic review by PPL’s Board of Directors that assessed the company’s business mix and future growth opportunities.

"We believe there is an opportunity to unlock significant value for PPL shareowners through the sale of Western Power Distribution (WPD) and the strategic repositioning of PPL’s portfolio to be fully U.S.-based," said Vincent Sorgi, PPL president and chief executive officer.

"WPD is a very strong business that continues to perform exceptionally well as the premier distribution network operator (DNO) group in the U.K., but we believe it continues to be undervalued by the market as part of PPL. We believe that greater value can be achieved for PPL shareowners through a sale of the U.K. business and use of proceeds that would be focused on strengthening PPL’s balance sheet and enhancing the company’s long-term earnings growth, which could include supporting strategic growth opportunities in the U.S. and returning capital to shareowners.

"Ultimately, we believe the divestment of WPD will simplify PPL’s business mix, provide the company greater financial flexibility and create a sharpened focus on building tomorrow’s energy infrastructure and advancing a cleaner energy future in the U.S.," said Sorgi.

The company said it expects to evaluate a variety of offers for the purchase of WPD, including all cash or a combination of cash and U.S. utility assets.

WPD consists of four DNOs in the U.K. that have outstanding track records of performance, earning more performance incentive revenues under U.K. regulation than every other DNO group in the U.K. WPD, which serves about 8 million customers in central and southwest England and south Wales, is expected to play a critical role in supporting the U.K.’s transition to net-zero carbon emissions by 2050, providing significant future investment opportunities and regulated asset value growth.

PPL noted that a sale of WPD in the near term would provide the new owner an opportunity to influence WPD’s business plans for RIIO-ED2, the next U.K. price control period for electric distribution companies. The business plans are expected to be filed with the U.K. regulator, Ofgem, in mid-2021. RIIO-ED2 will begin in April 2023 and ends in March 2028.

PPL has engaged JP Morgan Securities LLC to act as its financial advisor to assist with the sale process, with the intent to announce a transaction in the first half of 2021. PPL noted that there can be no assurance of any specific outcome, including whether the announcement will result in the completion of any potential transaction, the timing or terms thereof, the value or benefits that may be realized from any potential transaction, or the effect that any potential transaction will have on future financial results. The company does not intend to provide interim updates on the progress of this process unless and until a definitive agreement is signed or the company believes disclosure is appropriate.

Conference Call

PPL will address the planned sale of WPD during a live Internet webcast of management’s teleconference about second-quarter 2020 financial results at 11 a.m. Eastern time on Monday, Aug. 10. The call will be webcast live, in audio format, together with slides of the presentation. Interested individuals can access the live conference call via telephone at 1-888-346-8683. International participants should call 1-412-902-4270. Participants will need to enter the following "Elite Entry" number to join the conference: 3493550.

Callers can access the webcast link at www.pplweb.com/investors under “Events.” For those who are unable to listen to the live webcast, a replay with slides will be accessible at www.pplweb.com/investors for 90 days after the call.

Headquartered in Allentown, Pa., PPL Corporation (NYSE: PPL) is one of the largest companies in the U.S. utility sector. PPL’s seven high-performing, award-winning utilities serve more than 10 million customers in the U.S. and United Kingdom. With more than 12,000 employees, the company is dedicated to providing exceptional customer service and reliability and delivering superior value for shareowners. To learn more, visit www.pplweb.com.

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Statements contained in this presentation, including statements with respect to future earnings, cash flows, dividends, financing, regulation and corporate strategy, including the process to sell PPL Corporation’s U.K. business, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: the novel coronavirus pandemic or other pandemic health events or other catastrophic events and their effect on financial markets, economic conditions and our businesses; market demand for energy in our U.S. service territories; weather conditions affecting customer energy usage and operating costs; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of our facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions, including our ability to successfully execute our plan to divest PPL Corporation’s U.K. business within the anticipated timeframe or on any particular terms, if at all, or that such plan may not yield the anticipated benefits; any impact of severe weather on our business; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual cyberattack, terrorism, or war or other hostilities; British pound sterling to U.S. dollar exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with factors and other matters discussed in PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

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